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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K


                                 Current Report


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): December 19, 2000
                                                        -----------------



                          HOOKER FURNITURE CORPORATION
                          ----------------------------
             (Exact name of registrant as specified in its charter)


                                    Virginia
                                    --------
                        (State or other jurisdiction of
                         incorporation or organization)


               000-25349                       54-0251350
               ---------                       ----------
              (Commission                    (I.R.S. Employer
               File No.)                    Identification No.)


          440 East Commonwealth Blvd., Martinsville, Virginia          24115
          ---------------------------------------------------------------------
              (Address of principal executive offices)              (Zip Code)


              Registrant's telephone number, including area code:

                                 (540) 632-2133
                                 --------------
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ITEM 5.   OTHER EVENTS

          The Board of Directors of Hooker Furniture Corporation (the Company), at its meeting on December 19, 2000, elected Paul B. Toms, Jr. to Chief Executive Officer and Chairman of the Board. Mr. Toms replaces J. Clyde Hooker, Jr., the out-going Chief Executive Officer and Chairman of the Board, who is retiring. Mr. Hooker will continue to serve as Chairman Emeritus. The Board elected Douglas C. Williams to replace Mr. Toms as President and Chief Operating Officer. Mr. Williams previously served as Executive Vice President - Manufacturing of the Company. The Board also elected E. Larry Ryder to Executive Vice President of Finance and Administration. Mr. Ryder previously served as Senior Vice President of Finance and Administration. Messrs. Toms, Williams and Ryder will serve as the Executive Committee of the Company.

          The Company's press release announcing the promotions of Messrs. Toms, Williams and Ryder and the retirement of Mr. Hooker is included as Exhibit 99.1 hereto and is incorporated herein by reference.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

          The following exhibits are filed as a part of this report:

            99.1    Press Release dated December 20, 2000
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                                   Signature
                                   ---------

       Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              HOOKER FURNITURE CORPORATION



                              By: /s/ E. Larry Ryder
                                  -----------------------------
                                  E. Larry Ryder
                                  Executive Vice President - Finance and
                                  Administration


Date:  December 19, 2000
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                                  EXHIBIT LIST
                                  ------------


Exhibit      Description
-------      -----------

99.1         Press Release dated December 20, 2000